Exhibit 10.18

PLACEMENT AGENCY AGREEMENT

December 4, 2006

National Securities Corporation
875 N. Michigan Avenue, Suite 1560
Chicago, IL 60611
Attn:  Brian Friedman, Director Corporate Finance

-and-

Brean Murray, Carret & Co., LLC
570 Lexington Avenue, 11th Floor
New York, NY 10022
Attn: John Fletcher, Senior Vice President Investment Banking

Re:          Redpoint Bio Corporation

Gentlemen:

This Placement Agency Agreement (“Agreement”) sets forth the terms upon which National Securities Corporation and Brean Murray, Carret & Co., LLC, both registered broker-dealers and members of the National Association of Securities Dealers, Inc. (“NASD”) (collectively, together with their dealers, the “Placement Agent”), shall be engaged by Redpoint Bio Corporation, a Delaware corporation (“Redpoint”), to act as exclusive Placement Agent in connection with the private placement (the “Offering”) of units (“Units”) of a to-be-named public entity (“Pubco”), which is anticipated will become the publicly-traded parent of Redpoint upon closing of the Offering.  Each Unit consisting of one share of common stock of Pubco (the “Common Stock” or “Shares”) and a three-year warrant to purchase 25% of the number of Shares purchased (“Warrants”) at an exercise price of $3.75 per whole share.  The Offering will consist of a minimum of 8,888,889 Units ($20,000,000) (the “Minimum Amount”) and a maximum of 12,444,444 Units ($28,000,000) (the “Maximum Amount”).  The Placement Agent shall have the right to sell up to an additional 2,222,222 Units ($5,000,000) at the same price per Unit.  Concurrently with the initial closing of the Offering, Pubco will acquire by merger, through a wholly-owned subsidiary of Pubco, the business of Redpoint and, with the proceeds of the Offering, continue the existing operations of Redpoint as a publicly-traded company (the “Reverse Merger”).

As part of or in conjunction with the Reverse Merger, Pubco will issue shares of its Common Stock to Redpoint’s then-existing stockholders and to the investors in the Offering as further described in the Memorandum (as hereinafter defined).  As used in this Agreement, unless the context otherwise requires, the term “Company” refers to Pubco and Redpoint on a combined basis after giving effect to the Offering and the Reverse Merger.

The purchase price for the Units will be $2.25 per Unit (the “Offering Price”), with a minimum investment of 20,000 Units ($45,000); provided, however, that subscriptions in lesser amounts may be accepted in Redpoint’s and Placement Agent’s discretion.  The Placement Agent shall not tender to Redpoint subscriptions for any persons or entities who do not qualify as “accredited investors,” as such term is defined in Rule 501 of Regulation D (“Regulation D”) as promulgated under Section 4(2) of the Securities Act of 1933, as amended (the “Act”).  The Units will be offered until the earlier of the time that all Units offered in the Offering are sold or February 5, 2007 (“Initial Offering Period”), which date may be extended by Redpoint and the Placement Agent until April 6, 2007 (this additional period and the Initial Offering Period shall be referred to as the “Offering Period”).  The date on which the Offering is terminated shall be referred to as the “Termination Date.”

With respect to the Offering, Redpoint and Pubco shall provide the Placement Agent, on terms set forth herein, the right to offer and sell all of the Units being offered.  Redpoint may, in its sole discretion, accept or reject, in whole or in part, any prospective investment in the Units.  Purchases of Units may be made by the Placement Agent and its officers, directors, employees and affiliates. All such purchases, together with purchases by officers, directors, employees and affiliates of Redpoint or Pubco, may be used to satisfy the Minimum Amount if the Minimum Amount has not been subscribed for on or before the end of the Offering Period.

The Offering will be made by Pubco solely pursuant to the Memorandum, which at all times will be in form and substance reasonably acceptable to Redpoint, the Placement Agent and their respective counsel and contain such legends and other information as Redpoint, the Placement Agent and their respective counsel, may, from time to time, deem necessary and desirable to be set forth therein.  “Memorandum” as used in this Agreement means Redpoint’s Confidential Private Placement Memorandum dated December 4, 2006, inclusive of all annexes, and all amendments, supplements and appendices thereto.

1.             Appointment of Placement Agent.  On the basis of the representations and warranties provided herein, and subject to the terms and conditions set forth herein, the Placement Agent is appointed as exclusive Placement Agent of Redpoint (and upon the initial closing on the sale of Units and the consummation of the Reverse Merger, will be the exclusive placement agent of Pubco which will assume all obligations under this Agreement) during the Offering Period to assist Redpoint and Pubco in finding qualified subscribers for the Offering.  The Placement Agent may sell Units through other broker-dealers who are NASD members and may reallow all or a portion of the Selling Commissions (as defined herein) and Placement Agent Warrants (as defined herein) it receives to such other broker-dealers.  On the basis of such representations and warranties and subject to such terms and conditions, the Placement Agent hereby accepts such appointment and agrees to perform its services hereunder diligently and in good faith and in a professional and businesslike manner and to use its reasonable efforts to assist Redpoint in finding subscribers of Units who qualify as “accredited investors,” as such term is defined in Rule 501 of Regulation D, and to complete the Offering.  The Placement Agent shall also assist Redpoint in the identification of Pubco and the negotiation of the terms of the Reverse Merger.  The Placement Agent has no obligation to purchase any of the Units.  Unless sooner terminated in accordance with this Agreement, the engagement of the Placement Agent hereunder shall continue until the later of the Termination Date or the Final Closing (as defined below).

2A.          Representations and Warranties of Redpoint.  The representations and warranties of Redpoint contained in this Section 2 are true and correct as of the date of this Agreement, except as set forth in the disclosure schedule attached hereto as Schedule 1.

(a)           Redpoint is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Redpoint is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction where the location of its properties or the conduct of its business makes such qualification necessary, except where the failure to be so qualified would not, or could not reasonably be expected to, have a material adverse effect on the (i) assets, liabilities, results of operations, condition (financial or otherwise), or business or business prospects of Redpoint or (ii) ability of Redpoint to perform its obligations under this Agreement or the Agreement of Merger and Plan of Reorganization to be entered into prior to the Closing by and among

Pubco, Redpoint and other parties (the “Merger Agreement”) (hereinafter referred to as a “Redpoint Material Adverse Effect”).  Redpoint does not directly or indirectly control or own any interest in any other corporation, partnership, joint venture or other business association or entity.

(b)           Redpoint has all requisite corporate power and authority to conduct its business as presently conducted and as proposed to be conducted.  Redpoint has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and, immediately prior to the Initial Closing, the Merger Agreement.

(c)           None of the execution and delivery of, or performance by, Redpoint under this Agreement or, immediately prior to each Closing, the Subscription Agreements, and the Merger Agreement, will conflict with any term or provision of, or will result in the creation or imposition of any lien, charge, claim, security interest, encumbrance, or other restriction (collectively, “Liens”) upon any of the assets of Redpoint under, any other agreement or other instrument to which Redpoint is a party or by which Redpoint or its assets are bound, or any term of the charter, by-laws or other organizational documents of Redpoint, or any license, permit, statute, rule or regulation applicable to Redpoint or any of its assets, or any judgment, decree, or order of any court or governmental body having jurisdiction over Redpoint, except as would not have a Redpoint Material Adverse Effect.

(e)           No consent, authorization or filing of or with any federal court or government authority of the United States is required by Redpoint in connection with the consummation of the transactions contemplated herein, except for required filings with the United States Securities and Exchange Commission (the “SEC”) and applicable “Blue Sky” or state securities commissions relating specifically to the Offering or the Reverse Merger.

(f)            The Memorandum did not, as of the date of the Memorandum, and as of the date of any amendment or supplement thereto will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)           The Memorandum has been prepared in conformity in all material respects with all federal law applicable to the Offering and Redpoint, and is in compliance with Rule 506 of Regulation D, the Act and the requirements of all other rules and regulations of the SEC relating to offerings of the type contemplated by the Offering, and the applicable state securities laws and the rules and regulations of those jurisdictions in the United States wherein the Placement Agent has informed Redpoint the Units are to be offered and sold.  Redpoint has not taken, nor will it take, any action which conflicts with the conditions and requirements of, or which would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Rule 506 of Regulation D or Section 4(2) and/or Section 4(6) of the Act.  None of Redpoint or, to Redpoint’s knowledge, its affiliates, has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failing to comply with Rule 503 of Regulation D.

(h)           Redpoint owns its properties and assets free and clear of all Liens, except such Liens which are either disclosed in the Memorandum or otherwise arise in the ordinary course of business and do not, or could not reasonably be expected to, materially impair Redpoint’s ownership or use of such property or assets.  Redpoint is in compliance in all material respects with any leases to which it is a party and, to its knowledge, with respect to any such leases, holds a valid leasehold interest free of any Liens.

 (i)           Redpoint has authorized and outstanding the capital stock of Redpoint as set forth in the Memorandum as of the date set forth therein.  All outstanding shares of capital stock of Redpoint are duly authorized, validly issued and outstanding, fully paid and non-assessable.  Except as referred to in the Memorandum: (i) there are no outstanding options, warrants or other rights permitting or requiring Redpoint or others to purchase or acquire any shares of capital stock or other equity securities of Redpoint or to pay any dividend or make any other distribution in respect thereof; (ii) there are no securities issued or outstanding which are convertible into or exchangeable for shares of capital stock or other equity securities of Redpoint and there are no contracts, commitments or understandings to which Redpoint is a party, whether or not in writing, to issue or grant any such option, warrant, right or convertible or exchangeable security; (iii) no shares of stock or other securities of Redpoint are reserved for issuance for any purpose; (iv) there are no voting trusts or other contracts, commitments, understandings, arrangements or restrictions of any kind to which Redpoint is a party with respect to the ownership, voting or transfer of shares of stock or other securities of Redpoint, including without limitation, any preemptive rights, rights of first refusal, proxies or similar rights and (v) no person holds a right to require Redpoint to register any securities of Redpoint under the Act or to participate in any such registration.  The issued and outstanding shares of capital stock of Redpoint conform to all statements in relation thereto contained in the Memorandum and the Memorandum describes all material terms and conditions thereof.  All issuances by Redpoint of its securities have been registered or were exempt from registration under the Act and any applicable state securities laws.

(j)            The financial statements, together with the related notes, of Redpoint included in the Memorandum present fairly the financial position of Redpoint as of the respective dates specified and the results of its operations and cash flow for the respective periods covered thereby.  Except as set forth in such financial statements or in the Memorandum, Redpoint has not incurred any material liabilities of any kind, whether accrued, absolute, contingent or otherwise or entered into any material transactions subsequent to September 30, 2006.

(k)           The conduct of business by Redpoint as presently and as proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States or any other jurisdiction wherein Redpoint conducts or proposes to conduct such business, except as described in the Memorandum and except such regulation as is applicable to life science, biotechnology, food ingredient and commercial enterprises generally.  Except as described in the Memorandum, Redpoint has complied with all applicable laws, regulations, judgments, decrees or orders of any court or governmental agency or entity except where the failure to so comply would not have a Redpoint Material Adverse Effect and has obtained all requisite licenses, permits and other governmental authorizations to conduct its business as presently conducted and to be conducted following the consummation of the Merger, except to the extent the failure to obtain same could not reasonably be expected to have a Redpoint Material Adverse Effect.  Redpoint has not received any notice of any violation of, or noncompliance with, any federal, state, local or foreign laws, ordinances, regulations and orders (including, without limitation, those relating to environmental protection, occupational safety and health, federal securities laws, equal employment opportunity, consumer protection, credit reporting, “truth-in-lending”, and warranties and trade practices) applicable to its business, the violation of, or noncompliance with, which would have a Redpoint Material Adverse Effect, and Redpoint knows of no facts or set of circumstances which would give rise to such a notice.

(l)            Each material contract of Redpoint that is disclosed in the Memorandum describes the material terms of such contract in all material respects.  Each material contract is in full force and effect and is valid and enforceable by and against Redpoint in accordance with its terms. Except as provided in the Memorandum: (i) neither Redpoint, nor to Redpoint’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any material contract; and (ii) no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would result in a Redpoint Material Adverse Effect. Except as provided in the Memorandum, no default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by Redpoint, of any other agreement or instrument to which Redpoint or any of its subsidiaries is a party or by which Company or its properties or business or a subsidiary or its properties or business is bound which default or event, individually or in the aggregate, would result in a Material Adverse Effect.

(m)          Except as set forth in the Memorandum, there are no actions, suits, claims, hearings or proceedings pending before any court or governmental authority or, to the knowledge of Redpoint, threatened, against Redpoint, or involving its assets or any of their officers or directors (in their capacity as such) which, if determined adversely, could not reasonably be expected to have a Redpoint Material Adverse Effect.

(n)           Redpoint is not: (i) in violation of its charter or By-laws; (ii) in default of any indenture, mortgage, deed of trust, note or other agreement or instrument to which Redpoint is a party or by which it is or may be bound or to which any of its assets may be subject, the default of which could reasonably be expected to have a Redpoint Material Adverse Effect; (iii) in violation of any statute, rule or regulation applicable to Redpoint, the violation of which would have a Redpoint Material Adverse Effect; or (iv) in violation of any judgment, decree or order of any court or governmental body having jurisdiction over Redpoint and specifically naming Redpoint, which violation or violations individually, or in the aggregate, could reasonably be expected to have a Redpoint Material Adverse Effect.

(o)           Subsequent to the respective dates as of which information is given in the Memorandum, except as may otherwise be set forth in the Memorandum, there has been no: (i) material adverse change in the financial condition of Redpoint; (ii) damage, loss or destruction, whether or not covered by insurance, with respect to any material asset or property of Redpoint; or (iii) agreement to permit any of the foregoing.

(p)           Redpoint has appropriate casualty and liability insurance coverage, in scope and amounts reasonable and customary for the businesses as currently conducted.

(q)           Redpoint is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Law”) which are applicable to its business.  Redpoint has not received any notice from any governmental authority or third party of an asserted claim under Environmental Laws.  Redpoint has received all permits required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval (except where failure to receive such permits, licenses or approvals would not have a Material Adverse Effect).  No facts currently exist that will require Redpoint to make future material capital expenditures to comply with Environmental Laws.  No property which is or has been owned, leased or occupied by Redpoint has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 D.S.C. Section 9601, et. seq.) (“CERCLA”) or otherwise designated as a contaminated site under applicable state or local law. Redpoint has not been named as a “potentially responsible party” under CERCLA.

(r)            Neither Redpoint, nor to the knowledge of Redpoint, its officers or directors, have been subject to or suffered any of the following:  (i) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two (2) years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other misdemeanor offenses)

within ten (10) years from the date hereof;  (iii) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting such Person’s involvement in any type of business, securities or banking activities; or (iv) being found guilty by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission (“SEC”) or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

(s)           Except as disclosed in the Memorandum, as of the date of this Agreement, no current or former stockholder, director, officer or employee of Redpoint, nor, to the knowledge of Redpoint, any affiliate of any such person is presently, directly or indirectly through his affiliation with any other person or entity, a party to any loan from Redpoint or any other transaction (other than as an employee) with Redpoint providing for the furnishing of services by, or rental of any personal property from, or otherwise requiring cash payments to any such person.

(t)            Redpoint has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and which are due (unless and only to the extent that such party has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes or has obtained an extension of the deadline for such filing) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which such party has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  To Redpoint’s knowledge, there are no unpaid taxes in any material amount claimed to be due from Redpoint by the taxing authority of any jurisdiction, and the officers of Redpoint know of no basis for any such claim.  Redpoint has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, statue or local tax.  To Redpoint’s knowledge, none of Redpoint’s tax returns is presently being audited by any taxing authority.

(u)           Neither the sale of the Shares pursuant to the Offering nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, nor any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, Redpoint (a) is not a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) does not engage in any dealings or transactions, or is otherwise associated, with any such person.  Redpoint is in compliance with the USA Patriot Act of 2001 (signed into law October 26, 2001).

(v)           Redpoint has not, nor any director, officer, agent, employee or other person acting on behalf of Redpoint, has in the course of his actions for or on behalf of Redpoint, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.  Without limiting the generality of the foregoing, Redpoint has not directly or indirectly made or agreed to make (whether or not said payment is lawful) any payment to obtain, or with respect to, sales other than usual and regular compensation to its or their employees and sales representatives with respect to such sales.

(w)          No individual or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon Redpoint for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Redpoint, other than in favor of the Placement Agent.

(x)            Redpoint has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in 12 ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which Redpoint could have any liability.

(y)           Neither Redpoint, its affiliates, nor any person acting on its or their behalf, has knowingly, either directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Units pursuant to this Agreement to be integrated with prior offerings by Redpoint for purposes of the Act, or any applicable stockholder approval provisions, which would impair the exemptions relied upon in this Offering or Redpoint’s ability to timely comply with its obligations hereunder. Nor will Redpoint or its affiliates take any action or steps that would knowingly cause the offer or issuance of the Units to be integrated with other offerings which would impair the exemptions relied upon in this Offering or Redpoint’s ability to timely comply with its obligations hereunder. Redpoint will not knowingly conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Units, which would impair the exemptions relied upon in this Offering or Redpoint’s ability to timely comply with its obligations hereunder.  In addition, neither Redpoint nor its affiliates nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Units.

2B.          Representations Warranties and Covenants of Pubco.  Redpoint represents and covenants to cause Pubco to (i) name the Placement Agent as a third party beneficiary with respect to the representations and warranties that are made by Pubco in the Merger Agreement, (ii) specifically assume all liabilities and obligations of Redpoint with respect to this Agreement and the transactions contemplated hereunder and (iii) name the Placement Agent as an addressee of the legal opinion delivered by Pubco’s counsel to Redpoint in connection with the Merger Agreement.  In addition, if not otherwise contained in the Merger Agreement, Redpoint shall cause Pubco to make the following representations to the Placement Agent:

(a)           Immediately prior to each Closing, Pubco will have all requisite corporate power and authority to issue, sell and deliver the Shares, Warrants and the Placement Agent Warrants. Upon due execution and delivery, this Agreement, each of the Subscription Agreements and the Merger Agreement, will constitute the valid and binding obligations of Pubco, enforceable against Pubco, as applicable in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the rights of creditors generally and to general equitable principles and the availability of specific performance.  Upon due execution and delivery, the Warrants, the Placement Agent Warrants will constitute the valid and binding obligations of Pubco, enforceable against Pubco in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the rights of creditors generally and to general equitable principles and the availability of specific performance.

(b)           Neither the execution nor the delivery of the Merger Agreement, Warrants or the Placement Agent Warrants will conflict with or violate any term or provision of, or will result in the creation or imposition of any Lien upon any assets of Pubco under, any other agreement or other instrument to which Pubco is a party or by which Pubco or its assets may be bound, or any term of the charter or by-laws of Pubco, or any license, permit, statute, rule or regulation applicable to Pubco or any of its assets, or any judgment, decree, or order of any court or governmental body having jurisdiction over Pubco, except as would not have a material adverse effect on Pubco.

(c)           No consent, authorization or filing of or with any federal court or government authority of the United States is required by Pubco in connection with the consummation of the transactions contemplated herein, except for required filings with the SEC and applicable “Blue Sky” or state securities commissions relating specifically to the Offering or the Reverse Merger.

(d)           No individual or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon Pubco for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Pubco, other than in favor of the Placement Agent.

(e)           Neither Pubco, its affiliates, nor any person acting on its or their behalf, has knowingly, either directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Units pursuant to this Agreement to be integrated with prior offerings by Pubco for purposes of the Act, or any applicable stockholder approval provisions, which would impair the exemptions relied upon in this Offering or Pubco’s ability to timely comply with its obligations hereunder. Nor will Pubco or its affiliates take any action or steps that would knowingly cause the offer or issuance of the Units to be integrated with other offerings which would impair the exemptions relied upon in this Offering or Pubco’s ability to timely comply with its obligations hereunder. Pubco will not knowingly conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Units, which would impair the exemptions relied upon in this Offering or Pubco’s ability to timely comply with its obligations hereunder.  In addition, neither Pubco nor its affiliates nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Units.

2C.          Representations and Warranties of the Placement Agents.  Each of National Securities Corporation and Brean Murray, Carret & Co., LLC hereby severally, but not jointly, represent, warrant and covenant to Redpoint as follows:

(a)           It is a registered broker-dealer pursuant to the Exchange Act, a member in good standing of the National Association of Securities Dealers, Inc., and registered and qualified to act in each state and jurisdiction in which it is required to be registered as such in order to offer and sell the Units.

(b)           It shall not engage in any form of general solicitation or general advertising that is prohibited by Regulation D in connection with the Offering, or take any action that might reasonably be expected to jeopardize the availability for the Offering of the exemption from registration provided by Rule 506 under Regulation D.

(c)           This Agreement has been duly and validly executed and delivered by or on behalf of such Placement Agent.

3.             Placement Agent Compensation.

(a)           As compensation for its services under this Agreement, at each Closing, the Placement Agent will receive (i) a cash fee (the “Selling Commissions”) equal to six percent (6%) of the gross proceeds of the Offering, (ii) a nonaccountable marketing allowance of 1% of the gross proceeds of the Offering to defray marketing expenses (“Marketing Allowance”) and (iii) a management fee of 3% of the gross proceeds of the Offering for providing certain services as lead placement agent (“Management Fee”).  No cash compensation (whether in the form of commissions, allowances or fees) shall be paid with respect to Units sold to existing stockholders of Redpoint.

(b)           As additional compensation hereunder, the Placement Agent will be entitled (i) to reimbursement of all actual out-of-pocket expenses of the Placement Agent in connection with the Offering, provided that the Company shall not be required to pay any single expense in excess of $5,000 that has not been pre-approved by Redpoint (the “Expense Reimbursement”), including up to $100,000 of actual out-of-pocket legal expenses incurred in connection with the Offering, which shall not be subject to pre-approval of Redpoint (the “Legal Expense Reimbursement”), the foregoing shall exclude any expenses necessary for Placement Agent to remain in compliance with any applicable federal, state or NASD laws, rules or regulations in order to participate in the Offering as a broker-dealer and (ii) to receive a five-year warrant to purchase a number of shares of Common Stock equal to 10% of the number of Shares included in the Units sold in the Offering (excepting Units sold to existing stockholders of Redpoint) at an exercise price of $2.70 per share and substantially in the form attached hereto as Exhibit B (“Placement Agent Warrant”).  At the option of the Placement Agent, the shares underlying the Placement Agent Warrant shall have the same registration rights as those afforded to investors in the Offering.  In addition, the Placement Agent Warrant shall be consistent with the Warrant issued to investors but shall: (i) be transferable to officers and directors of Placement Agent and (ii) permit exercise on a cashless basis.  In the event the Offering does not close for any reason, Redpoint shall not be obligated to pay legal expenses in excess of $50,000.

(c)           The Company shall also pay to the Placement Agent the Selling Commissions, Marketing Allowance, Management Fee, Expense Reimbursement and Placement Agent Warrants with respect to, and based on, any private investment (other than on the open market) by any party who was not an officer, director, affiliate or shareholder prior to the Engagement Period (as defined in the Engagement Letter between Redpoint and the Placement Agent) and who was introduced to the Company by Placement Agent and who invests in the Company (“Post Closing Investor”) at any time prior to the date six (6) months after the later to occur of the Termination Date or the Final Closing (as hereinafter defined).  In that regard, the Placement Agent shall provide a written list of all investors that it introduced to the Company within 10 business days of the later to occur of the Termination Date or the Final Closing.

(d)           To the extent there is more than one Closing, payment of the proportional amount of the Selling Commissions, Marketing Allowance, Management Fee and Expense Reimbursement, will be made out of the proceeds of subscriptions for the Shares sold at each Closing and Placement Agent Warrants shall be issued at each Closing.

(e)           Placement Agent agrees and understands that the compensation set forth in Sections 3(a) and 3(b)(ii) is conditioned upon the sale of the Minimum Amount and the satisfaction of the other conditions precedent to the Initial Closing set forth herein and in the Memorandum by the end of the Offering Period and acceptance of said sales by the Company and that the failure to sell the Minimum Amount or to satisfy such conditions precedent by the end of the Offering Period shall relieve the Company and any other party of any obligation to pay Placement Agent any such compensation, except as otherwise set forth in Section 11 hereto. No such compensation shall be payable with respect to any subscriptions for Shares that are rejected by the Company and no such compensation shall be payable to Placement Agent with respect to any sale of Shares unless and until such time as the proceeds thereof are received from the Escrow Account (as hereinafter defined).

(f)            The Company shall distribute the Placement Agent compensation as follows:

—Selling Commissions: As directed pursuant to joint written instructions signed by each Placement Agent and delivered at least 12 hours prior to a Closing.

—Management Fee: As directed pursuant to joint written instructions signed by each Placement Agent and delivered at least 12 hours prior to a Closing.

—Marketing Fee: As directed pursuant to joint written instructions signed by each Placement Agent and delivered at least 12 hours prior to a Closing.

—Placement Agent Warrant: As directed pursuant to joint written instructions signed by each Placement Agent and delivered at least 12 hours prior to a Closing.

(g)           Effective with the Initial Closing, the Placement Agent shall have a right of first refusal (“Right of First Refusal”) to act as co-lead placement agent on any subsequent private placement of the Company’s securities or as co-lead managing underwriter on any subsequent public offering of the Company’s securities (or the Company shall use commercial reasonable efforts to have Placement Agent selected as co-managing underwriter with a “major bracket” underwriter (as such term is commonly understood in the investment banking community) reasonably acceptable to the Company) for a period of twelve (12) months following the Initial Closing.  In that regard, it is understood that if any such financing is offered to the Placement Agent, the Placement Agent shall have ten (10) days in which to determine whether or not to accept such offer and, if the Placement Agent refuses, and provided that such financing is consummated (a) with another placement agent or underwriter upon substantially the same terms and conditions as those offered to the Placement Agent and (b) within six (6) months after the end of the aforesaid ten (10) day period, this right of first refusal shall thereafter be forfeited and terminated; provided, however, if the financing is not consummated under the conditions of clauses (a) and (b) above, then the right of first refusal shall once again be reinstated under the same terms and conditions set forth in this paragraph but shall in no event be extended past the first anniversary of the Initial Closing.

4.             Subscription and Closing Procedures.

(a)           Redpoint shall cause to be delivered to the Placement Agent copies of the Memorandum and has consented, and hereby consents, to the use of such copies for the purposes permitted by the Act and applicable securities laws and in accordance with the terms and conditions of this Agreement, and hereby authorizes the Placement Agent and its agents and employees to use the Memorandum in connection with the sale of the Units until the Termination Date, and no person or entity is or will be authorized to give any information or make any representations other than those contained in the Memorandum or to use any offering materials other than those contained in the Memorandum in connection with the sale of the Units.

(b)           Redpoint shall make available to the Placement Agent and its representatives such information as may be reasonably requested in making a reasonable investigation of Redpoint and its affairs and shall provide access to such employees during normal business hours as shall be reasonably requested by the Placement Agent. The Units sold in the Offering will be sold pursuant to Subscription Agreements between Pubco and Redpoint and the investors in the Offering in the form annexed to the Memorandum.

(c)           All funds for subscriptions received from the sale of Units in the Offering will be deposited into an escrow account (the “Escrow Account”) established for such purpose with Signature Bank, New York, New York (the “Escrow Agent”).  All such funds for subscriptions will be held in the Escrow Account pursuant to the terms of the Escrow Agreement by and among Redpoint, the Placement Agent and the Escrow Agent.  Redpoint will pay all fees related to the establishment and maintenance of the Escrow Account.

(d)           If subscriptions for at least the Minimum Amount have been accepted prior to the Termination Date, the funds therefor have been collected by the Escrow Agent and all of the conditions set forth elsewhere in this Agreement are fulfilled or waived, a closing shall be held promptly with respect to the Units sold (the “Initial Closing”) at the offices of Littman Krooks LLP, counsel to Placement Agent or by exchange of documentation by facsimile or email.  To the extent the Maximum Amount is not sold at the Initial Closing, the remaining Units will continue to be offered and sold until the Termination Date, and the proceeds thereof delivered to the Company at one or more closings as agreed upon by Redpoint and Placement Agent, with the final closing (“Final Closing”) to occur within 10 days from the earlier of the Termination Date or the sale of all Units offered.  The Initial Closing, the Final Closing and any other interim closing may be referred to herein as a “Closing.” Delivery of payment for the accepted subscriptions for Units from funds held in the Escrow Account will be made at each Closing against delivery of the Shares and Warrants by the Company.  Executed certificates for the Common Stock, Warrants and the Placement Agent Warrants will be in such authorized denominations and, with respect to investors located by the Placement Agent, will be registered in such names as the Placement Agent may request and will be made available to the Placement Agent for checking and packaging at the Placement Agent’s office at each Closing or within five (5) business days following a Closing.

(e)           If subscriptions for the Minimum Amount have not been received and accepted by Redpoint on or before the Termination Date for any reason, the Offering will be terminated, no Shares will be sold, and the Escrow Agent will, at the request of Redpoint and the Placement Agent, cause all monies received from subscribers and deposited in the Escrow Account to be promptly returned to such subscribers without interest, penalty, expense or deduction.

(f)            Upon receipt from investors in the Offering, the Placement Agent shall forward to Redpoint’s counsel, Morgan, Lewis & Bockius LLP, all executed Subscription Agreements.  Upon request, the Placement Shall provide Redpoint with a statement of funds for subscriptions that have been received at such times by the Escrow Agent and deposited into the Escrow Account, and the names of the investors making such subscriptions.

5.             Further Covenants.  Redpoint on its own behalf hereby, and following the Initial Closing shall cause Pubco to covenant and agree that:

(a)           Except upon prior written notice to the Placement Agent, neither Redpoint nor Pubco shall, at any time prior to the Final Closing, knowingly take any action which would cause any of the representations and warranties made by it in this Agreement not to be complete and correct in all material respects on and as of each Closing Date with the same force and effect as if such representations and warranties had been made on and as of each such date.

(b)           If, at any time prior to the Final Closing, any event shall occur that causes (i) a Redpoint Material Adverse Effect or (ii) a material adverse effect on the (i) assets, liabilities, results of operations, condition (financial or otherwise), business or business prospects of Pubco or (ii) ability of Pubco to perform its obligations under this Agreement or the Merger Agreement (“Pubco Material Adverse Effect”) as a result of which it becomes necessary to amend or supplement the Memorandum so that the representations and warranties herein remain true and correct in all material respects, or in case it shall be necessary to amend or supplement the Memorandum to comply with Regulation D or any other applicable securities laws or regulations, either Redpoint or Pubco, as applicable, will promptly notify the Placement Agent and shall, at its sole cost, prepare and furnish to the Placement Agent copies of appropriate amendments and/or supplements in such quantities as the Placement Agent may reasonably request.  Neither Redpoint nor Pubco will at any time before the Final Closing prepare or use any amendment or supplement to the Memorandum of which the Placement Agent will not previously have been advised and furnished with a copy, or which is not in compliance in all material respects with the Act and other applicable securities laws.  As soon as Redpoint or Pubco is advised thereof, Redpoint or Pubco, as applicable, will advise the Placement Agent and its counsel, and confirm the advice in writing, of any order preventing or suspending the use of the Memorandum, or the suspension of any exemption for such qualification or registration thereof for offering in any jurisdiction, or of the institution or threatened institution of any proceedings for any of such purposes, and Redpoint and Pubco, as applicable, will use their best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as reasonably possible the lifting thereof.

(c)           Subject to Placement Agent’s actions and the actions of others in connection with the Offering, Redpoint and Pubco shall comply with the Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder, all applicable state securities laws and the rules and regulations thereunder in the states in which Placement Agent’s Blue Sky counsel has advised the Placement Agent, Redpoint and/or the Company that the Units (including the Shares and Warrant Shares underlying the Units) are qualified or registered for sale or exempt from such qualification or registration, so as to permit the continuance of the sales of the Units (including the Shares and Warrant Shares underlying the Units).  Furthermore, the Company shall file five copies of a Notice of Sales of Securities on Form D with the SEC no later than 15 days after the commencement of the sale of Units and shall file all amendments with the SEC as may be required.  Copies of the Form D and all amendments thereto shall be provided to the Placement Agent.

(d)           Redpoint shall use its reasonable best efforts to qualify the Units (including the Shares and Warrant Shares underlying the Units) for sale under the securities laws of such jurisdictions in the United States as may be mutually agreed to by Redpoint and the Placement Agent, and Redpoint will make or cause to be made such applications and furnish information as may be required for such purposes, provided that Redpoint will not be required to qualify as a foreign corporation in any jurisdiction or execute a general consent to service of process.  Redpoint or Pubco, as applicable, will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request with respect to the Offering.

(e)           The Company shall place a legend on the certificates representing the Shares, Warrants and the Placement Agent Warrants that the securities evidenced thereby have not been registered under the Act or applicable state securities laws, setting forth or referring to the applicable restrictions on transferability and sale of such securities under the Act and applicable state laws.

(f)            The Company shall apply the net proceeds from the sale of the Units for the purposes substantially as described under the “Use of Proceeds” section of the Memorandum.

(g)           During the Offering Period, Redpoint or Pubco, as applicable, shall afford each prospective purchaser of Units the opportunity to ask questions of and receive answers from an officer of Redpoint or Pubco concerning the terms and conditions of the Offering and the opportunity to obtain such other additional information necessary to verify the accuracy of the Memorandum to the extent Redpoint or Pubco possesses such information or can acquire it without unreasonable expense.

(h)           The Company shall pay all reasonable expenses incurred in connection with the preparation and printing of all necessary offering documents and instruments related to the Offering and the issuance of the Shares, the Warrants and the Placement Agent Warrants and will also pay the Company’s own expenses for accounting fees, legal fees and other costs involved with the Offering.  The Company will provide at its own expense such quantities of the Memorandum and other documents and instruments relating to the Offering as the Placement Agent may reasonably request.  In addition, Redpoint will pay all reasonable filing fees, costs and legal fees for Blue Sky services and related filings and expenses of counsel of which $6,000 ($3,500 on account of legal fees and $2,500 on account of filings fees), shall be paid upon delivery to the Placement Agent of the final draft of the Memorandum with respect to Blue Sky qualifications.  The Blue Sky filings shall be prepared by the Placement Agent’s Blue Sky counsel and all Blue Sky filing fees shall be paid by the Company prior to any filing.  All other fees and expenses of Blue Sky counsel shall be payable at the Closing.  Further, as promptly as practicable after the Closing, the Company shall prepare, at its own expense, velobound “closing binders” relating to the Offering and will distribute such binders to the individuals designated by counsel to the Placement Agent.  Lastly, upon a determination by Placement Agent that a NASD Rule 2710 filing is required in connection with the registration statement relating to the resale of the Shares, Shares underlying the Warrants and Shares underlying the Placement Agent Warrants (if the Placement Agent elects to include same in such registration statement), the Company will pay all filing fees, costs and reasonable legal fees in connection with such filing to be prepared by the Placement Agent’s counsel.

(i)            Except with the prior written consent of the Placement Agent, not to be unreasonably conditioned, withheld or delayed, and except as contemplated by the Memorandum, Redpoint shall not, at any time prior to the Final Closing, engage in or commit to engage in any transaction outside the ordinary course of business or issue, agree to issue or set aside for issuance any securities (debt or equity) or any rights to acquire any such securities except as contemplated by the Memorandum or outside of the ordinary course of business incur any material indebtedness in excess of $50,000 (not including legal fees or other expenses of the Offering) or dispose of any material assets or make any material acquisition or change in its business or operations.

(j)            Until the Termination Date, without the prior written consent of the Placement Agent, neither Redpoint, Pubco nor any person or entity acting on its behalf will negotiate with any other placement agent or underwriter with respect to a private or public offering of such entity’s or any subsidiary’s debt or equity securities.  Neither Redpoint, nor Pubco nor anyone acting on its behalf will, until the Termination Date, without the prior written consent of the Placement Agent, offer for sale to, or solicit offers to subscribe for Units from, or otherwise approach or negotiate in respect thereof with, any other person.

(k)           Neither Redpoint, Pubco nor any of their respective subsidiaries, if any, will enter into any agreement or arrangement, written or oral, directly or indirectly, with an affiliate, or provide services or sell goods to, or for the benefit of, or pay or otherwise distribute monies, goods or other valuable consideration to, an affiliate, except upon fair and reasonable terms under the circumstances as determined by such company in good faith, taking into account all of the facts and circumstances of such agreement or arrangement.

(l)            If Redpoint executes a letter of intent to conduct a Control Transaction or consummates a Control Transaction with any party (irrespective of whether the Placement Agents introduced such person to Redpoint) prior to the earlier of the Closing or the termination or expiration date of the Offering, then, Redpoint shall pay the Placement Agents an aggregate cash fee of 2% of the Control Transaction Consideration received upon the closing of such Control Transaction to be paid upon the closing of the Control Transaction.  In the event such a Control Transaction does not close within a period of six months following termination or expiration, Redpoint shall issue such number of shares of common stock equal to $500,000 divided by the per share price of the common stock set forth in the Memorandum.  Such shares shall be issued promptly following the expiration of such six month period.  For purposes hereof, a “Control Transaction” shall mean any transaction or series or combination of transactions, whereby, directly or indirectly, control of, or a majority interest in, Redpoint or all or substantially all of its businesses, assets or properties, is sold, leased or otherwise transferred, including, without limitation, a sale or exchange of capital stock or assets, a lease of assets with or without a purchase option, a merger or consolidation, a leveraged buy-out, a restructuring, a recapitalization, a repurchase of capital stock, an extraordinary dividend or distribution (whether cash, property, securities or a combination thereof), a liquidation, the formation of a joint venture or partnership or any other similar transaction; provided, however, that the Reverse Merger shall not constitute a Control Transaction hereunder. In the case of a tender or exchange offer or a multi-step transaction which contemplates the acquisition of more than 50% of Redpoint’s outstanding voting stock, a transaction shall be deemed to have been consummated upon the acquisition of more than 50% of Redpoint’s outstanding voting power or the ability to elect a majority of Redpoint’s Board of Directors.  For purposes hereof, Control Transaction Consideration shall mean the total value of all cash, securities, other property and any other consideration, including, without limitation, any contingent, earned or other consideration paid or payable, directly or indirectly, to Redpoint or holders of its securities in connection with a transaction.  Control Transaction Consideration shall also be deemed to include any indebtedness, including, without limitation, pension liabilities, guarantees and other obligations assumed, directly or indirectly, in connection with, or which survives the closing of, a transaction.

6.             Conditions of Placement Agent’s Obligations.  The obligations of the Placement Agent hereunder to effect the Closing are subject to the fulfillment, at or before the Closing, of the following additional conditions:

(a)           Each of the representations and warranties made by Redpoint qualified as to materiality shall be true and correct at all times prior to and on each Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by Redpoint not qualified as to materiality shall be true and correct in all material respects at all times prior to and on each Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

(b)           Redpoint and Pubco shall have performed and complied in all material respects with all agreements, covenants and conditions required to be performed and complied with by them as contained herein or as set forth in the Memorandum at or before the Closing, including, without limitation, Pubco’s specific assumption of all obligations hereunder.

(c)           No order suspending the use of the Memorandum or enjoining the Offering or sale of the Units shall have been issued, and no proceedings for that purpose or a similar purpose shall have been initiated or pending, or, to the best of Redpoint’s and Pubco’ knowledge, be contemplated or threatened.

(d)           The Placement Agent shall have received a certificate of the Chief Executive Officer of each of Redpoint and Pubco, dated as of the Closing date, certifying, as to the fulfillment of the conditions set forth in subparagraphs (a), (b) and (c) above.

(e)           Redpoint and Pubco shall have delivered to the Placement Agent: (i) a good standing certificate dated as of a date within 10 days prior to the Closing date from the secretary of state of its jurisdiction of incorporation; and (ii) resolutions of Redpoint’s and Pubco’s Board of Directors approving this Agreement and the transactions and agreements contemplated by this Agreement, the Merger Agreement and the Memorandum, certified by the Chief Executive Officer of Redpoint and Pubco, and (iii) resolutions of Redpoint’s shareholders and Pubco, in its capacity as sole shareholder of its merger subsidiary, approving the Merger Agreement and the transactions and agreements contemplated by the Merger Agreement.

(f)            At each Closing, the Company shall pay to the Placement Agent its Selling Commissions, Marketing Allowance, Management Fee and Expense Reimbursement and shall issue the Placement Agent Warrants earned in such Closing.

 (g)          Redpoint shall deliver to the Placement Agent a signed opinion of Morgan, Lewis & Bockius, LLP, counsel to Redpoint, dated as of the Closing Date, substantially in the form annexed hereto as Exhibit A-1.   Redpoint shall use commercially reasonable efforts to cause Pubco to deliver to the Placement Agent a signed opinion of its counsel, dated as of the Closing Date, substantially in the form annexed hereto as Exhibit A-2.

(h)           Lock-up agreements with all of Redpoint’s executive officers, directors, employees and stockholders who own in the aggregate 4% of the fully-diluted ownership of Redpoint prior to the Closing, in form and substance reasonably acceptable to the Placement Agent and consistent with the terms set forth in the Memorandum, shall have been executed and delivered to the Placement Agent.

(i)            All proceedings taken at or prior to the Closing in connection with the authorization, issuance and sale of the Shares, the Warrants and the Placement Agent Warrants will be reasonably satisfactory in form and substance to the Placement Agent and its counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as it may reasonably request upon reasonable prior notice in connection with the transactions contemplated hereby.

(j)            The Merger Agreement shall have been consummated.

(k)           A registration rights agreement, in form and substance reasonably acceptable to the Placement Agent, shall be executed and delivered by the Company, covering any shares of Common Stock of the Company owned by the Placement Agent and its designees, including, without limitation, Common Stock issuable upon exercise of the Placement Agent Warrants.

7.             Conditions of Redpoint’s Obligations.  The obligations of Redpoint hereunder to effect the Closing are subject to each of the representations and warranties made by Placement Agent herein being true and correct on each Closing Date.

8.             Confidentiality.  In the course of its services under this Agreement, the Placement Agent will have access to Confidential Information (as defined below) concerning Redpoint and Pubco.  The Placement Agent agrees that all Confidential Information will be treated by the Placement Agent as confidential in all respects.  The Placement Agent hereby agrees that it and its employees, dealers, affiliates and representatives shall: (i) use the Confidential Information solely for the purposes of its engagement hereunder; and (ii) not disclose any Confidential Information to any other party except to those Placement Agent representatives who need to know such information for the purposes of the Placement Agent’s engagement hereunder and who have been advised of such confidentiality restrictions.  The term “Confidential Information” shall mean all information, whether written or oral, which is or has been disclosed by Redpoint, Pubco or their respective affiliates, agents or representatives to the Placement Agent or any of its representatives in connection with the Offering and the transactions contemplated hereby, which is not in the public domain, but shall not include: (i) information which is publicly disclosed other than by or at the direction of the Placement Agent in violation of this Agreement; (ii) information which is obtained by the Placement Agent from a third party that (x) has not violated, or obtained such information in violation of, any obligation to Redpoint, Pubco or their respective affiliates with respect to such information, and (y) does not require the Placement Agent to refrain from disclosing such information; and (iii) information which is required to be disclosed by the Placement Agent or its outside counsel under compulsion of law (whether by oral question, interrogatory, subpoena, civil investigative demand or otherwise) or by order of any court or governmental or regulatory body to whose supervisory authority the Placement Agent is subject; provided that, in such circumstance, the Placement Agent will give Redpoint or Pubco, as applicable, prior written notice within one day of Placement Agent’s knowledge or determination of such requirement of disclosure and cooperate with Redpoint or Pubco to minimize the scope of any such disclosure.  The Placement Agent’s obligation under this section shall continue after the date of expiration, termination or completion of this Agreement or the Placement Agent’s engagement hereunder.

9.             Indemnification.

(a)           Redpoint will and will cause Pubco to: (i) indemnify and hold harmless the Placement Agent, its agents and their respective officers, directors, employees, selected dealers and each person, if any, who controls the Placement Agent within the meaning of the Act and such agents (each an “Indemnitee” or a “Placement Agent Party”) against, and pay or reimburse each Indemnitee for, any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which will, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees, including appeals), to which any Indemnitee may become subject, under the Act or otherwise, in connection with the offer and sale of the Units, and (ii) reimburse each Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, action, proceeding or investigation; provided, however, that Redpoint and the Company will not be liable in any such case to the extent that any such claim, damage or liability is finally judicially determined to have resulted primarily from (A) an untrue statement or alleged untrue statement of a material fact made in the Memorandum, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in reliance upon and in conformity with written information furnished to Redpoint by an Indemnitee specifically for use in the Memorandum, or (B) the gross negligence, willful misconduct, or bad faith of an Indemnitee.  In addition to the foregoing agreement to indemnify and reimburse, Redpoint and the Company jointly and severally will indemnify and hold harmless each Indemnitee against any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which shall for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees, including appeals) to which any Indemnitee may become subject insofar as such costs, expenses, losses, claims, damages or liabilities arise out of or are based upon the claim of any person or entity that, he or it is entitled to broker’s or finder’s fees from any Indemnitee in connection with the Offering, other than fees due to the Placement Agent.  The foregoing indemnity agreements will be in addition to any liability Redpoint and/or the Company may otherwise have.

(b)           The Placement Agent will severally and not jointly, indemnify and hold harmless Redpoint, and the Company, and their respective officers, directors, agents, employees and each person, if any, who controls Redpoint and/or the Company within the meaning of the Act against, and pay or reimburse any such person for, any and all losses, claims, damages, liabilities or expenses whatsoever (or actions, proceedings or investigations in respect thereof) joint or several (which shall for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees, including appeals) to which Redpoint or the Company or any such person may become subject under the Act or otherwise, but only insofar as such losses, claims, damages or liabilities are finally judicially determined to have resulted exclusively from (i) any untrue statement or alleged untrue statement of any material fact contained in the Memorandum but only with reference to information contained in the Memorandum relating to the Placement Agent furnished to Redpoint or the Company by the Placement Agent, specifically for use in the preparation thereof; or (ii) the negligence, willful misconduct, or bad faith of the Placement Agent. The Placement Agent will reimburse the Company or any such person for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action, proceeding or investigation to which such indemnity obligation applies.  The foregoing indemnity agreements will be in addition to any liability which the Placement Agent may otherwise have.

(c)           Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, claim, proceeding or investigation (the “Action”), such indemnified party, if a claim in respect thereof is to be made against the indemnified party under this Section 9, will notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 9 unless the indemnifying party has been substantially prejudiced by such omission.  The indemnifying party will have the right, at its option, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party, which consent shall not be unreasonably withheld.  The indemnified party will have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel will not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the Action with counsel reasonably satisfactory to the indemnified party, provided, however, that if the indemnified party shall be requested by the indemnifying party to participate in the defense thereof or shall have concluded in good faith and specifically notified the indemnifying party either that there may be specific defenses available to it which are different from or additional to those available to the indemnifying party or that such Action involves or could have a material adverse effect upon it with respect to matters beyond the scope of the indemnity agreements contained in this Agreement, then the counsel representing the indemnified party, to the extent made necessary by such defenses, shall have the right to direct such defenses of such Action on its behalf and in such case the reasonable fees and expenses of such counsel in connection with any such participation or defenses shall be paid by the indemnifying party.  No settlement of any Action against an indemnified party will be made without the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed in light of all factors of importance to such party, unless such settlement includes an unconditional release of such indemnified party from all liability arising or that may arise out of such Action.  No indemnified party shall settle any Action for which indemnification may be sought by him or it hereunder without the prior written consent of the indemnifying party.

10.           Contribution.  To provide for just and equitable contribution, if: (i) an indemnified party makes a claim for indemnification pursuant to Section 9 hereof and it is finally determined, by a judgment, order or decree not subject to further appeal that such claims for indemnification may not be enforced, even though this Agreement expressly provides for indemnification in such case; or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Redpoint on the one hand and the Placement Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by Redpoint on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by Redpoint bear to the total compensation received by the Placement Agent (excluding reimbursable expenses).  The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission will be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by Redpoint or by the Placement Agent, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission.  Redpoint and the Placement Agent agree that it would be unjust and inequitable if the respective obligations of Redpoint and the Placement Agent for contribution were determined by pro rata allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method or allocation that does not reflect the equitable considerations referred to in this Section 10.  No person guilty of a fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.  For purposes of this Section 10, each person, if any, who controls the Placement Agent within the meaning of the Act will have the same rights to contribution as the Placement Agent, and each person, if any, who controls Redpoint within the meaning of the Act will have the same rights to contribution as Redpoint, subject in each case to the provisions of this Section 10.  Anything in this Section 10 to the contrary notwithstanding, no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent.  This Section 10 is intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.

11.           Termination.

(a)           This Agreement may be terminated by the Placement Agent at any time prior to the expiration of the Offering Period in the event that: (i) any of the representations or warranties of either Redpoint contained herein or in the Memorandum shall prove to have been false or misleading in any material respect when made or deemed made; (ii) Redpoint shall have breached in its performance of any of its material obligations hereunder and such breach cannot be cured by the breaching party within a reasonable period of time after receipt by such party from Placement Agent of notice of the occurrence of such breach; (iii) the Placement Agent shall determine in good faith that it is reasonably likely that any of the conditions to Closing set forth in Section 6 will not or cannot be satisfied prior to the expiration of the Offering Period; or (iv) there shall occur any event which materially and adversely affects the transactions contemplated hereby not occasioned by or arising out of or in connection with any breach or failure hereunder on the part of the Placement Agent.  In the event of any such termination, the Placement Agent shall be entitled to receive upon demand, in addition to other rights and remedies it may have hereunder, at law or otherwise: (A) reimbursement for all reasonable expenses incurred by the Placement Agent through the date of such termination; provided, however, that the unpaid Legal Expense Reimbursement shall not exceed the sum of $50,000 and (B) the amounts that may become payable thereafter as a result of purchases of the Company’s securities by Post-Closing Investors in accordance with the terms of Section 3(c) above, to be paid if and when such amounts are due hereunder.

(b)           Redpoint may terminate this Agreement at any time prior to the expiration of the Offering Period in the event: (i) any of the representations or warranties of the Placement Agent contained herein shall prove to have been false or misleading in any material respect when made or deemed made; (ii) the Placement Agent shall have breached in its performance of any of its material obligations hereunder and such failure cannot be cured by Placement Agent within a reasonable period of time after receipt of written notice of the occurrence of such breach; (iii) there shall occur any event described in Section 11(a)(iv) above not occasioned by or arising out of or in connection with any breach or failure hereunder on the part of Redpoint; or (iv) of the gross negligence, bad faith, or willful misconduct of either Placement Agent.  In the event of any termination by Redpoint pursuant to clause (iii) above or any other termination not enumerated above, the Placement Agent shall be entitled to receive upon demand, in addition to other rights and remedies it may have hereunder, at law or otherwise: (A) reimbursement for all reasonable expenses incurred by the Placement Agent through the date of such termination; provided, however, that the unpaid Legal Expense Reimbursement shall not exceed the sum of $50,000, (B) the amounts that may become payable thereafter as a result of purchases of the Company’s securities by Post-Closing Investors in accordance with the terms of Section 3(c) above, to be paid if and when such amounts are due hereunder and (C) in the event that within six months following such termination, Redpoint consummates a corporate finance transaction in which a third party placement agent or underwriter is engaged (or Redpoint enters into any agreement (including, without limitation, a letter of intent) with respect to a financing transaction within such six month period which is consummated at any time thereafter), the Placement Agent shall be entitled to a cash fee equal to 2% of the gross proceeds raised in such transaction to be paid promptly upon closing of such transaction.  In the event of any termination by Redpoint pursuant to clauses (i), (ii) or (iv) above, the Placement Agent shall not be entitled to any compensation hereunder.

12.           Survival.  The provisions of Sections 3(c), 5(h) (first sentence only), 5(l), 8, 9, 10, 11, 12, 13, 14, 15, 16, and 17 shall survive any termination hereunder.

13.           Notices.  All communications hereunder will be in writing and, except as otherwise expressly provided herein or after notice by one party to the other of a change of address, if sent to the Placement Agent, will be mailed, delivered or telefaxed and confirmed to National Securities Corporation, 875 N. Michigan Avenue, Suite 1650, Chicago, IL 60611, Attention: Brian Friedman, Director Corporate Finance, telefax No.: (312) 371-0769, and Brean, Murray, Carret & Co., LLC, 570 Lexington Avenue, 11th Floor, New York, NY 10022; Attn: John Fletcher, Senior Vice President Investment Banking, telefax No. (212) 702-6548, with a copy to Littman Krooks LLP, 655 Third Avenue, 20th Floor, New York, NY  10017, Attn: Steven D. Uslaner, Esq., telefax number (212) 490-2990, if sent to Redpoint or Pubco, will be mailed, delivered or telefaxed and confirmed to Redpoint Bio Corporation, 2005 Eastpark Drive, Cranbury, NJ 08512; Attn: F. Raymond Salemme, Ph.D. — Chief Executive Officer, telefax number (609) 860-5900, with a copy to Morgan, Lewis & Bockius, LLP, 502 Carnegie Center Princeton, New Jersey  08540, telefax No. (609) 919-6701; Attn: Andrew P. Gilbert, Esq.

14.  Governing Law, Jurisdiction.  This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York without regard to principles of conflicts of law thereof.  Any and all disputes, controversies or claims arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be finally and exclusively resolved by arbitration in accordance with the Arbitration Rules of the American Arbitration Association (“AAA”) as at present in force. The arbitration shall take place in New York City, the State of New York. The parties hereby submit themselves to the exclusive jurisdiction of the arbitration tribunal in the City of New York, the State of New York under the auspices of AAA. To the extent permitted by law, the award of the arbitrators may include, without limitation, one or more of the following: a monetary award, a declaration of rights, an order of specific performance, an injunction, reformation of the contract. The decision of the arbitrators shall be final and binding upon the parties hereto, and judgment on the award may be entered in any court having jurisdiction over the subject matter thereof. The cash expenses of the arbitration (including without limitation reasonable fees and expenses of counsel, experts and consultants) shall be borne by the party against whom the decision of the arbitrators is rendered; provided that if a party prevails only partially, such party shall be entitled to be reimbursed for such costs and expenses in the proportion that the dollar amount successfully claimed by the prevailing party bears to the aggregate dollar amount claimed.

15.           Miscellaneous.  No provision of this Agreement may be changed or terminated except by a writing signed by the party or parties to be charged therewith.  Unless expressly so provided, no party to this Agreement will be liable for the performance of any other party’s obligations hereunder.  Either party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however, that any such waiver shall be in writing specifically setting forth those provisions waived thereby.  No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement. Neither party may assign its rights or obligations under this Agreement to any other person or entity without the prior written consent of the other party.

16.           Entire Agreement; Severability.  This Agreement together with any other agreement referred to herein supersedes all prior understandings and written or oral agreements between the parties with respect to the Offering and the subject matter hereof. If any portion of this Agreement shall be held invalid or unenforceable, then so far as is reasonable and possible (i) the remainder of this Agreement shall be considered valid and enforceable and (ii) effect shall be given to the intent manifested by the portion held invalid or unenforceable.

17.           Counterparts.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

If the foregoing is in accordance with your understanding of the agreement between Redpoint and the Placement Agent, kindly sign and return this Agreement, whereupon it will become a binding agreement between Redpoint and the Placement Agent in accordance with its terms.

REDPOINT BIO CORPORATION

By:	/s/ Raymond Salemme
F. Raymond Salemme
Chief Executive Officer

Accepted and agreed to this
4th day of December, 2006:

NATIONAL SECURITIES CORPORATION

By:	/s/ Brian Friedman
Brian Friedman
Director Corporate Finance

BREAN MURRAY, CARRET & CO., LLC

By:	/s/ John Fletcher
John Fletcher
Senior Vice President Investment Banking

SCHEDULE 1
DISCLOSURE SCHEDULES

Exhibit A-1

Form of Opinion-Redpoint Counsel

National Securities Corporation
875 N. Michigan Avenue, Suite 1560
Chicago, IL 60611

-and-

Brean Murray, Carret & Co., LLC
570 Lexington Avenue, 11th Floor
New York, NY 10022

Re:                               Offering of Units of Redpoint Bio Corporation

Ladies and Gentlemen:

We have acted as counsel for Redpoint Bio Corporation, a Delaware corporation (“Redpoint”), in connection with the private placement (the “Offering”) of [        ] units (“Units”) of [a to-be-named public entity] (“Pubco”), which is anticipated will become the publicly-traded parent of Redpoint immediately prior to the closing of the Offering, pursuant to that certain Placement Agency Agreement dated December 4, 2006 (the “Placement Agency Agreement”) by and among Redpoint and National Securities Corporation and Brean Murray, Carret & Co., LLC (together, the “Placement Agents”).  Each Unit, prior to the application of any exchange ratio relating to the Reverse Merger (as defined below), consists of one share of common stock of Pubco (the “Common Stock” or “Shares”) and a three-year warrant to purchase 25% of the number of Shares purchased (“Warrant”).  Immediately prior to the initial closing of the Offering, Pubco will acquire Redpoint by merger, through a wholly-owned subsidiary of [Pubco] (the “Reverse Merger”).  Terms defined in the Placement Agency Agreement are used as therein defined, unless otherwise defined herein.

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the certificate of incorporation of Redpoint, as amended to date, (ii) the by-laws of Redpoint, as amended to date, (iii) the Confidential Private Placement Memorandum dated December 4, 2006, as supplemented by that certain [Supplement]

dated February [  ], 2007 (the “Memorandum”), (iv) the Placement Agency Agreement, (v) the Escrow Agreement, (vi) the Merger Agreement, (vii) the Certificate of  Merger filed with the Secretary of State of the State of Delaware on [        ], 2007 (the “Certificate of Merger”), (viii) the form of Warrant issuable pursuant to the purchase of the Units, (ix) the Placement Agent Warrant, (x) Registration Rights Agreement, dated [                ], 2007, by and among Pubco, the Placement Agents and the parties listed on the signature page and Exhibit A thereto (the “Registration Rights Agreement”), (xi) the Subscription Agreement and (xii) such other documents and records as we deemed appropriate for purposes of the opinions set forth herein.  The Placement Agency Agreement, Escrow Agreement, Merger Agreement, Warrant, Placement Agent Warrant, Registration Rights Agreement and Subscription Agreement are referred to herein collectively as the “Transaction Documents”.

We have assumed the genuineness of all signatures except for executive officers of Redpoint, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed that the Placement Agency Agreement constitutes a valid and binding obligation of each party thereto other than Redpoint.

As to any facts that are material to the opinions hereinafter expressed that we did not independently establish or verify, we have relied without investigation upon the representations of Redpoint contained in the Placement Agency Agreement and upon certificates of officers of Redpoint.

In rendering the opinions set forth herein, whenever a statement or opinion herein is qualified by “to our knowledge”, “known to us” or by words of similar import, it is intended to indicate that, during the course of our representation of Redpoint in the subject transaction, no information has come to the attention of those lawyers in our firm who have rendered legal services in connection with the preparation of the Memorandum that gives us actual knowledge of the inaccuracy of such statement or opinion.  Except as specifically set forth herein, we have not undertaken any independent investigation to determine the accuracy of facts material to any such statement or opinion, and no inference as to such statement or opinion should be drawn from the fact of our representation of Redpoint.  In making judgments in respect of matters of materiality, we have, to the extent we deemed appropriate, relied upon management and other representatives of Redpoint in assessing the possible impact of such items upon Redpoint.

Based upon and subject to the foregoing and to the limitations and qualifications described below, we are of the opinion that:

1.             Redpoint is a validly existing corporation in good standing under the laws of the State of Delaware, has full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Memorandum and is duly qualified as a foreign corporation and in good standing in the State of New Jersey.

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2.             The authorized capital stock of Redpoint on the date hereof consists of (i) [14,000,000] shares of Common Stock, $0.0001 par value per share, and (ii) [10,000,000] shares of convertible preferred stock, $0.0001 par value per share (“Preferred Stock”).

3.             The execution and delivery by Redpoint of the Transaction Documents to which it is a party and the consummation by Redpoint of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Redpoint and duly executed and delivered by Redpoint.  Each of the Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of Redpoint, enforceable against Redpoint in accordance with its terms.

4.             The execution and delivery by Redpoint of the Transaction Documents to which it is a party and the consummation by Redpoint of the transactions contemplated thereby will not (i) violate the provisions of the Delaware General Corporation Law or any United States federal or New Jersey state law, rule or regulation known to us to be currently applicable to Redpoint; (ii) violate the provisions of Redpoint’s certificate of incorporation or by-laws; (iii) violate any judgment, decree, order or award known to us of any court, governmental body or arbitrator having jurisdiction over Redpoint; or (iv) result in the breach or termination of any material term or provision of an agreement to which Redpoint is a party and is described in the Memorandum (each, a “Material Agreement”).

5.             Either (i) no consent, approval or authorization of, or other action by, and no notice to or filing with, any United States federal or state governmental authority on the part of Redpoint is required in connection with the valid execution and delivery of the Transaction Documents to which it is a party and the consummation by Redpoint of the transactions contemplated thereunder, except for (A) the filing of a Form D that may be filed with the United States Securities and Exchange Commission; (B) any filings under the securities laws of the various jurisdictions in which the Shares, Warrants and Placement Agent Warrants are being offered and sold in the Offering; (C) the Certificate of Merger; and (D) any filings relating to public disclosure of the transactions contemplated by the Transaction Documents, or (ii) any required consent, approval, authorization, action or filing has been obtained, performed or made by Redpoint.

6.             Based in part upon the representations made by you in the Placement Agency Agreement and by the [purchasers] in the Subscription Agreement, the offer, sale and issuance of the Units and the securities comprising the Units to be issued in conformity with the terms of the Placement Agency Agreement and Subscription Agreement, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended.

Our opinions expressed above are subject to the following limitations, exceptions, qualifications and assumptions.

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A.            For purposes of our opinions in paragraph 1 above as to the valid existence and good standing of Redpoint, we have relied solely upon good standing or similar certificates issued by appropriate authorities in the subject jurisdictions.

B.            For purposes of our opinions set forth herein, we have relied on officer’s certificate(s) (with respect to the officer’s certificate, only the opinions in paragraphs 4(iv) and 5), the certificate of incorporation, and minute books and stock records relating to meetings and written actions of the Board of Directors and stockholders of Redpoint.  Redpoint has represented to us that the records and documents made available to us are complete and accurate and constitute all of Redpoint’s records and documents with respect to the issuance of shares of its capital stock, options, warrants, conversion privileges or other rights to purchase shares of its capital stock.

C.            The opinions expressed in this letter are limited to the state laws of the State of New Jersey, the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America, and we express no opinion with respect to the laws of any other state or jurisdiction.  Furthermore, we express no opinion on any matter covered by (i) the “blue sky” or securities laws of any state, (ii) laws, rules or regulations applicable to (1) patents, copyrights, trademarks and other proprietary rights and licenses or (2) the United States Food and Drug Administration, or (3) health care regulatory matters or health care reimbursement.  For purposes of our opinion in paragraph 4 above, we have considered only those state laws and additional U.S. federal laws that are generally known to be applicable to transactions of the type contemplated by the Transaction Documents.  We call to your attention to the fact that the Placement Agency Agreement, the Escrow Agreement and the Subscription Agreement state that they are governed by the law of the State of New York.  We have made no investigation of New York law nor consulted with counsel admitted to practice law in the State of New York.  We have not examined the question of what law would govern the interpretation or enforcement of the Placement Agency Agreement, the Escrow Agreement and the Subscription Agreement, and our opinion with regard to the validity, binding nature and enforceability of the Placement Agency Agreement, the Escrow Agreement and the Subscription Agreement is based upon the assumption that the substantive laws of the State of New York are substantially similar to the internal law of the State of New Jersey.

D.            The opinions expressed herein are subject to bankruptcy, insolvency, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

E.             Provisions of the Transaction Documents relating to indemnification, contribution or exculpation may be limited by public policy or by law.

F.             In rendering the opinion expressed in paragraphs 5 and 6 above, we have assumed the accuracy of, and have relied upon, the Company’s representations in the [Placement Agency Agreement] that the Company has made no offer to sell the Shares by means of any general solicitation or publication of any advertisement therefor.

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G.            For purposes of the opinion in paragraph 4, where any Material Agreement states that it is governed by laws of a state other than the laws of New Jersey, we have not made any investigation of the laws of such other state but have merely assumed that they would be interpreted in accordance with their plain meaning.  We have not reviewed the covenants in the Material Agreements that contain financial ratios and other similar financial restrictions, and no opinion is provided with respect thereto.

H.            We have assumed that the members of the Company’s Board of Directors and stockholders have complied with applicable fiduciary duties in connection with the authorization and performance of the Transaction Documents.  We have also assumed that the Transaction Documents, and the transactions contemplated thereby, were fair and reasonable to the Company and its stockholders within the meaning of Section 144 of the Delaware General Corporation Law.

In addition to the foregoing opinions, we advise you supplementally that we participated in the preparation of the Memorandum and in conferences with officers of Redpoint, at which the contents of the Memorandum and related matters were discussed, and although we have not undertaken to determine independently, and do not assume any responsibility for, the accuracy or completeness of the statements contained in the Memorandum, based on such conferences and our participation in the preparation of the Memorandum, and any amendment or supplement thereto (other than the financial statements, including supporting schedules and other financial and statistical information derived therefrom), to our knowledge, the Memorandum, as supplemented, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

This opinion letter is effective only as of the date hereof.  We do not assume responsibility for updating this opinion letter as of any date subsequent to its date, and we assume no responsibility for advising you of any changes with respect to any matters described in this opinion letter that may occur, or facts that may come to our attention, subsequent to the date hereof.  This opinion letter is furnished by us solely for the benefit of the Placement Agents in connection with the transactions contemplated by the Placement Agency Agreement and may not be relied upon by the Placement Agents for any other purpose, nor may it be furnished to or relied upon by any other person or entity for any purpose whatsoever.  This opinion letter is not to be quoted in whole or in part or otherwise referred to or used, nor is it to be filed with any governmental agency or any other person, without our express written consent.

Very truly yours,

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Exhibit A-2

Form of Opinion-Pubco Counsel

2.1           Pubco has been duly organized as a corporation and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Memorandum and is duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction where the conduct of its business makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect upon the business (as currently conducted), financial condition, prospects or results of operation of Pubco (a “Material Adverse Effect”).

2.2           The authorized capital stock of Pubco on the date hereof consists of (i) [                                ] shares of Common Stock, [$0.                ] par value per share, and (ii) [                                            ] shares of Preferred Stock, [$0.                ] par value per share.  All outstanding shares of capital stock of Pubco have been duly authorized and are validly issued, fully paid and non-assessable.

2.3           The Shares, the Warrants, the Placement Agent Warrants, and the shares of Common Stock issuable upon exercise of the Warrants and the Placement Agent Warrants have been duly authorized for issuance by all necessary corporate action on the part of Pubco. The Shares and the shares of Common Stock issuable upon exercise of the Warrants and the Placement Agent Warrants when issued, sold and delivered against payment therefore in accordance with the provisions of the Memorandum, the Subscription Agreements, the Warrants or the Placement Agent Warrants, as applicable, will be duly and validly issued, fully paid and non-assessable. The issuance of the Shares, the Warrants and the Placement Agent Warrants and the shares of Common Stock issuable upon exercise of the Warrants and the Placement Agent Warrants are not subject to any statutory or, to our knowledge, contractual or other preemptive rights. A sufficient number of authorized but unissued shares of Common Stock have been reserved for issuance upon exercise of the Warrants and the Placement Agent Warrants.

2.4           The execution and delivery by Pubco of the Transaction Documents(1) to which they are a party and the consummation by Pubco of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Pubco and duly executed and delivered by Pubco.  Each of the Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of Pubco, enforceable against Pubco in accordance with its terms.

2.5           The execution and delivery by Pubco of the Transaction Documents to which it is a party and the consummation by Pubco of the transactions contemplated thereby will not (i) violate the provisions of the Delaware General Corporation Law or any United States federal or state law, rule or regulation known to us to be currently applicable to Pubco or (ii) violate the provisions of Pubco’s Certificate of Incorporation or By-Laws; (iii) violate any judgment, decree, order or award known to us of any court, governmental body or arbitrator having jurisdiction over Pubco; or (iv) result in the breach or

(1)             Transaction Documents should include the Placement Agency Agreement, Escrow Deposit Agreement, the Merger Agreement,  Warrant, Placement Agent Warrant; Registration Rights Agreement, Subscription Agreements.

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termination of any material term or provision of an agreement known to us to which the Company is a party, except in any such case where the breach or violation would not have a Material Adverse Effect on Pubco or its ability to perform its obligations under the Transaction Documents.

2.6           To our knowledge, there is no action, proceeding or litigation pending or threatened against Pubco before any court, governmental or administrative agency or body.

2.7           Either (i) no consent, approval or authorization of, or other action by, and no notice to or filing with, any United States federal or state governmental authority on the part of Pubco is required in connection with the valid execution and delivery of the Transaction Documents to which it is a party and the consummation by Pubco of the transactions contemplated thereunder, except for (A) the filing of a Form D that may be filed with the United States Securities and Exchange Commission; (B) any filings under the securities laws of the various jurisdictions in which the Shares, Warrants and Placement Agent Warrants are being offered and sold in the Offering; and (C) any filings relating to public disclosure of the transactions contemplated by the Transaction Documents, or (ii) any required consent, approval, authorization, action or filing has been obtained, performed or made by Pubco.

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Exhibit B

Form of Placement Agent Warrant